Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation, which is about to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint WILLIAM A. WULFSOHN, J. KEVIN WILLIS, J. WILLIAM HEITMAN and PETER J. GANZ and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto (including post-effective amendments), with the U.S. Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed this Power of Attorney this 31 day of May, 2016.

/s/ William A. Wulfsohn	/s/ J. Kevin Willis
William A. Wulfsohn	J. Kevin Willis
Chairman of the Board,	Senior Vice President,
Chief Executive Officer and Director	Chief Financial Officer and Director

/s/ J. William Heitman	/s/ Peter J. Ganz
J. William Heitman	Peter J. Ganz
Vice President and Controller	Director